Exhibit 31.2

CERTIFICATION PURSUANT TO RULE 13A-14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION

302 OF THE SARBANES OXLEY ACT OF 2002

I, Carmen J. Carbona, certify that:

1.I have reviewed this Form 10-K/A for the year ended December 31, 2019 of Cannonau Corp.

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:May 12 2020/s/Carmen J. Carbona

Carmen J. Carbona

Certification of Principal Financial Officer